EXHIBIT 23.02



                         SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
                            11300 ROCKVILLE PIKE  SUITE 800
                               ROCKVILLE, MARYLAND 20852


Consent of Independent Public Accountants


As independent public accountants, we hereby consent to all references to this form under the heading "Experts" and to the incorporation of our report dated August 9, 2001, in this registration statement (Form SB-2) of Demand Financial International, Inc.


/s/ Simon Krowitz Bolin & Associates, P.A.

August 29, 2001